Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement, dated October 28, 2003 of NuTech Digital, Inc. on Form S-8, pertaining to the registration of 1,000,000 shares of common stock, of our Auditors Report, dated March 18, 2003, with respect to the financial statements of NuTech Digital, Inc. included in the annual report on Form 10-KSB for the year ended December 31, 2002 filed with the Securities and Exchange Commission.


/s/Farber & Hass, LLP

Oxnard, California

October 28, 2003